EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Incara Pharmaceuticals Corporation (the “Company”) for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, David C. Cavalier, Chairman of the Board of Directors, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID C. CAVALIER
David C. Cavalier
Chairman of the Board of Directors
(Principal Executive Officer)
May 10, 2004